SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2010, the Board of Directors (the “Board”) of SpectraScience, Inc. (the “Company”) appointed Michael P. Oliver to be the Company’s President and Chief Executive Officer.  In conjunction with the appointment of Mr. Oliver, Mark McWilliams resigned from his position as the Company’s interim Chief Executive Officer.  Mr. McWilliams will continue in his role as the Company’s Chairman of the Board.

Since 2007, Mr. Oliver, 62, was Executive Vice President for Worldwide Marketing and Business Development for Silicon Border Development, a privately-owned developer of industrial properties for high technology companies.  From 2004 to 2007, Mr. Oliver was a Senior Vice President at Thomas Group, a consultancy that specialized in operational improvement.  From 1998 to 2003, Mr. Oliver was engaged in a business development role with PricewaterhouseCoopers LLP, working with medical device and technology companies.  From 1990 to 1998, Mr. Oliver was a member of four separate management teams that took struggling medical device companies, increased their revenues and profitability and sold them to strategic buyers.  In those companies, Mr. Oliver served in the capacity of head of sales and marketing and, in two cases, had major operational responsibilities as well.  Mr. Oliver began his career with American Hospital Supply Corporation serving in a variety of sales, marketing and general management positions.  Mr. Oliver received his MSA from George Washington University and his BS from the United States Naval Academy.

Mr. Oliver’s offer letter with the Company provides for an annual salary of $225,000 and cash bonuses of an aggregate of $75,000 upon the achievement of certain performance milestones. The offer letter also provides that Mr. Oliver will receive, at the Board’s discretion, a grant of options to purchase 3,300,000 shares of the Company’s common stock, which will vest over a four year period from the date of grant.  Mr. Oliver will also be eligible to participate in the Company’s employee benefit programs.

Mr. Oliver was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Oliver and any director or executive officer of the Company.

Item 8.01 Other Events

On December 1, 2010, the Company issued a press release regarding Mr. McWilliams’s resignation as interim Chief Executive Officer and the appointment of Mr. Oliver to serve as the Company’s President and Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2010	SPECTRASCIENCE, INC.

	By:	/s/ Jim Dorst
Jim Dorst
	Its:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 1, 2010